Exhibit 23(II)

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Dialpoint Communications Corporation, of our report dated February 26, 2007 on our audit of the financial statements of Dialpoint Communications Corporation as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception April 20, 2006 through December 31, 2007 and for the period then ended and on our review report dated May 25, 2007, on our review of the Financials Statements for Dialpoint Communications Corporation as of March 31, 2007 and the related statements of operations, stockholders; equity and cash flows for the three months then ended and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 28, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501

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